UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) November 3, 2004


                                   GEXA CORP.
________________________________________________________________________________
             (Exact name of registrant as specified in its charter)



              Texas                         0-16179           76-0670175
________________________________________________________________________________
    (State or other jurisdiction          (Commission        (IRS Employer
           of incorporation)              File Number)       Identification No.)


    20 Greenway Plaza, Suite 600, Houston, Texas                  77046
      (Address of principal executive offices)                  (Zip Code)

        Registrant's telephone number, including area code (713) 470-0400


                                       N/A
________________________________________________________________________________
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On October 1, 2004, Gexa Corp. (the "Company") entered into a Severance Agreement with James Burke, the Company's former President and Chief Operating Officer. The agreement provides for (i) the continued payment of Mr. Burke's base salary at a monthly rate of $16,666.67 through December 31, 2004, (ii) the vesting of 25,000 restricted shares of the Company's common stock previously issued on October 18, 2003, (iii) the modification of the vesting schedule for 116,666 shares of the Company's common stock underlying an option (the "Option") grant for 350,000 shares of the Company's common stock. The Option was vested as to 116,667 shares of the Company's common stock, and was to vest as to 116,667 and 116,666 shares of the Company's common stock on October 18, 2004 and October 18, 2005, respectively. The Option's vesting schedule was amended so that the 116,666 shares of the Company's common stock would only vest upon a "change of control" as defined in the agreement; provided, if the Company enters into an agreement or letter of intent with respect to a change of control on or before December 31, 2005, the vesting date will be extended to January 1, 2005. If the change of control does not occur on or before December 31, 2005, the 116,666 shares of the Company's common stock will not vest. Any vested shares of the Company's common stock underlying the Option may be exercised, in whole or in part, on or before April 1, 2007; all of the unexercised shares of the Company's common stock underlying the Option then outstanding, vested and unvested, will terminate and expire and be of no further force and effect after April 2, 2007. The Company agreed to keep the registration statement on which the shares of the Company's common stock underlying the Option are registered effective, and Mr. Burke agreed not to exercise the Option or sell any of the shares of the Company's common stock underlying the Option in the Nasdaq market until April 1, 2005, provided that Mr. Burke can exercise the Option and sell shares of the Company's common stock underlying the Option in connection with and pursuant to any change of control occurring before April 1, 2005. The agreement also provided for a release of claims by the Company and Mr. Burke against each other. The agreement is included as Exhibit 10.1 to this Form 8-K, and the description of the agreement is qualified in its entirety by reference to such Exhibit.

     On October 28, 2004, the Company entered into an Amended and Restated Employment Agreement with Neil M. Leibman, the Company's Chairman of the Board, Chief Executive Officer and President. The agreement has a term of two years with automatic one-year renewals thereafter unless earlier terminated, and provides for a base salary of $350,000 per year. In addition, Mr. Leibman will be considered for annual bonuses and raises by the Compensation Committee based on his performance, and is entitled to participate in all life, disability, medical and dental, health and accident and profit sharing or deferred compensation plans and such other plan or plans as may be implemented by the Company during the term of the agreement. The Company has also agreed to obtain, at its expense, key man life insurance on Mr. Leibman in an amount of $3,000,000, and, to the extent the proceeds therefrom are not pledged to a lender, permit Mr. Leibman to transfer such policy to his estate. If Mr. Leibman is terminated by the Company for "cause" as defined in the agreement, he will not be entitled to any severance or other termination benefits except for any unpaid salary accrued through the date of his termination. If Mr. Leibman is terminated without "cause" or for "good reason" as defined in the agreement, he will be entitled to receive in a lump sum an amount equal to two times his highest base salary during the last two years immediately proceeding the date of termination and a pro rata portion of the annual bonus that would have been paid to him for the full year in which such termination occurred. In addition upon termination without "cause" or for "good reason," all options, vested and unvested, will become fully exercisable for the lesser of one year after termination or their remaining term. The agreement also provides that in the event Mr. Leibman is terminated without "cause" or for "good reason" within one year of a "change of control" as defined in the agreement, he will be entitled to receive in a lump sum an amount equal to two times his highest base salary during the last two years immediately proceeding the date of termination. In addition, he will also be entitled to a gross-up for certain taxes on the lump sum payment and all options, vested and unvested, will become fully exercisable for the lesser of one year after termination or their remaining term. During the term of the agreement, and for the two years following the termination of the agreement, Mr. Leibman may not engage, directly or indirectly, in any business or enterprise that is in competition with us or induce any of our employees to accept employment with any of our competitors. The agreement is included as
Exhibit 10.2 to this Form 8-K, and the description of the agreement is qualified in its entirety by reference to such Exhibit.

     On October 28, 2004, the Company also entered into the First Amendment to Employment Agreement with David Holeman, the Company's Vice President and Chief Financial Officer. The amendment increases Mr. Holeman's annual salary to $175,000, subject to increases by the Compensation Committee based on his performance. In addition, the agreement provides that in the event that Mr. Holeman is still employed by the Company on May 26, 2005, the Company will grant to Mr. Holeman a nonqualified stock option for 100,000 shares of the Company's common stock with a strike price to be determined on May 25, 2005 in accordance with the Company's 2004 Incentive Plan. The option will have a term of 10 years and will provide for vesting of one-third of the option shares on each of the first three anniversaries of the date of the amendment. The amendment is included as Exhibit 10.3 to this Form 8-K, and the description of the amendment is qualified in its entirety by reference to such Exhibit.

     In addition, the Company also entered into a Restricted Stock Agreement and a Nonstatutory Stock Option Agreement with Mr. Holeman providing for the grant of 25,000 shares of the Company's common stock and the grant of option to purchase 150,000 shares of the Company's common stock at a price of $4.56 per share (fair market value on the date of grant), respectively, under the Company's 2004 Stock Incentive Plan. All of the shares of the Company's common stock granted pursuant to the Restricted Stock Agreement will vest on May 26, 2005, while the option will vest as to one-third of the shares of the Company's common stock on each of the first, second and third anniversaries of the grant date. The option has a term of 10 years from the grant date. Forms of the Restricted Stock Agreement and Nonstatutory Stock Option Agreement are included as Exhibits 10.7 and 10.8 to this Form 8-K, and the descriptions of the agreements are qualified in their entirety by reference to such Exhibits.

     On October 28, 2004, the Company also entered into Employment Agreements with Rod Danielson, David Atiqi and Sharon Mattingly (the "Executives"), the Company's Vice President Supply & Forecasting, Vice President Sales and Vice President Partner Programs, respectively. The agreements have a term of two years with automatic one-year renewals thereafter unless earlier terminated, and provide for base salaries of $140,000, $132,000 and $130,000 per year for Mr. Danielson, Mr. Atiqi and Ms. Mattingly, respectively. In addition, the Executives will be considered for annual raises and bonuses by the Compensation Committee based on their performance, and are entitled to participate in all life, disability, medical and dental, health and accident and profit sharing or deferred compensation plans and such other plan or plans as may be implemented by the Company during the term of the agreements. If an Executive is terminated by the Company for "cause" as defined in the agreement, he or she will not be entitled to any severance or other termination benefits except for any unpaid salary accrued through the date of his termination. If an Executive is terminated without "cause," the Company will continue to pay the Executive, for 90 days after the date of termination, the Executive's annual salary in existence at the time immediately preceding the date of termination; provided that if the date of termination occurs after the first anniversary of this agreement, such annual salary will be continued only for 60 days after the date of termination. In addition upon termination without "cause," all options, vested and unvested, will become fully exercisable for their remaining term. During the term of the agreement, and for 180 calendar days following the termination of the agreement, an Executive may not engage, directly or indirectly, in any business or enterprise which is in competition with us or induce any of our employees to accept employment with any of our competitors. The agreements are included as Exhibits 10.4, 10.5 and 10.6 to this Form 8-K, and the descriptions of the agreements are qualified in their entirety by reference to such Exhibits.

     In addition, the Company also entered into a Restricted Stock Agreement and a Nonstatutory Stock Option Agreement with each of Mr. Danielson, Mr. Atiqi and Ms. Mattingly providing for the grant of 20,000, 20,000 and 20,000 shares of the Company's common stock, respectively, and the grant of option to purchase 125,000, 120,000 and 90,0000 shares of the Company's common stock at a price of $4.56 per share (fair market value on the date of grant), respectively, under the Company's 2004 Stock Incentive Plan. All of the shares of the Company's common stock granted pursuant to the Restricted Stock Agreements will vest on the first anniversary of the grant date, while the options will vest as to one-third of the shares of the Company's common stock on each of the first, second and third anniversaries of the grant date. The options have a term of 10 years from the grant date. Forms of the Restricted Stock Agreement and Nonstatutory Stock Option Agreement are included as Exhibits 10.7 and 10.8 to this Form 8-K, and the descriptions of the agreements are qualified in their entirety by reference to such Exhibits.

Item 9.01 Financial Statements and Exhibits.

 (a) Financial statements of businesses acquired.

         None

(b) Pro forma financial information.

         None

(c) Exhibits.

     10.1 Severance Agreement dated as of October 1, 2004, between Gexa Corp. and James Burke.

     10.2 Amended and Restated Employment Agreement dated as of October 28, 2004, between Gexa Corp. and Neil M. Leibman.

     10.3 First Amendment to Employment Agreement dated as of October 28, 2004, between Gexa Corp. and David Holeman.

     10.4 Employment Agreement dated as of October 28, 2004, between Gexa Corp. and Rod Danielson.

     10.5 Employment Agreement dated as of October 28, 2004, between Gexa Corp. and David Atiqi.

     10.6 Employment Agreement dated as of October 28, 2004, between Gexa Corp. and Sharon Mattingly.

     10.7 Gexa Corp. Amended and Restated 2004 Incentive Plan (Effective May 27,
          2004).

     10.8 Form of Restricted Stock Agreement between Gexa Corp. and its employees.

     10.9 Form of Nonstatutory Stock Option Agreement under Gexa Corp. 2004 Incentive Plan between Gexa Corp. and its employees.

     10.10 Form of Nonstatutory Stock Option Agreement under Gexa Corp. 2004 Incentive Plan between Gexa Corp. and its directors.





                            [Signature page follows]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               GEXA CORP.

Date November 3, 2004                   /s/ Neil M. Leibman
                                    ____________________________________
                                            Neil M. Leibman
                                            Chairman and CEO